FingerMotion enters into agreement with Pacific Life Re in Cutting-edge Behavioral Risk Analytics for Insurance

NEW YORK, NY January 25, 2021 (ACCESSWIRE) -- FingerMotion, Inc. (“FingerMotion” or the “Company”) (OTCQX: FNGR), a mobile data and services company, is pleased to announce that its subsidiary, Finger Motion Financial Company Limited’s, big data analytic arm branded “Sapientus,” has entered into a services agreement with Pacific Life Re, a global life reinsurer serving the insurance industry with a comprehensive suite of products and services. This arrangement was formed to develop a holistic multi-faceted risk rating concept, leveraging the Company’s proprietary approach to analytics by drawing data from novel sources and filtering them through advanced algorithms. The ultimate goal is to apply new insights generated from FingerMotion’s predictive model to the traditional insurance industry.

Sapientus specializes in data mining and predictive algorithms which enable more refined analysis of insurance customers. The collaboration with Pacific Life Re is in alignment with the FingerMotion’s vision to apply behavioral insights to drive value for the insurance industry and enhance customers’ experience. FingerMotion’s platform will not only employ cutting-edge behavioral risk analytics, but also allow for bilateral feedback and synchronization between insurance analytics and FingerMotion’s proprietary big data engine. With the significant uptick in insurtech business activities, FingerMotion’s platform forms the core of a competitive suite of value-added capabilities conducive to business success for FingerMotion’s insurance clients.

“This agreement with Pacific Life Re is validation of our big data insights business arm,” said Martin Shen, CEO of FingerMotion Inc. “We believe we can form the foundation of a new business model with Pacific Life Re augmenting the insurance value chain, from more efficient insurance underwriting journey to claims management process. Having an integrated platform that queries and interprets data in real-time is a giant leap forward in the industry. Pacific Life Re has always had an eye on driving value-enhancing innovations. We look forward to promoting collaborative value creation with Pacific Life Re and delivering more insightful, efficient, and customized solutions to the wider insurance ecosystem.”

Chan Keng Hong, Pacific Life Re’s Head of Greater China, said, “Pacific Life Re is focused on serving our partners and their customers through our data-driven and technology-led approaches. We are confident that this joint undertaking will provide us with greater opportunities to present a wider range of novel and innovative solutions in order to grow and reinvigorate the China insurance industry.”

About Sapientus

Sapientus is the insurance analytic brand by Finger Motion Financial Company Limited, which is a wholly owned subsidiary of FingerMotion, Inc. It was launched in July 2020 as a standalone Big Data Insights division to focus on delivering data-driven solutions and insights for businesses within the insurance and financial services industries. Sapientus transforms raw telco data into basic building blocks, statistical measures and behavioral inferences, while layering in auxiliary contextual information, to extract behavioral insights and power revolutionary applications for insurance and financial services.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China's largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com

718-269-3366

About Pacific Life Re

Pacific Life Re works with clients in the UK, Ireland, Asia, Australia, and North America to provide mortality, morbidity, longevity, and capital solutions reinsurance products and services. Pacific Life Re is a wholly owned subsidiary of Pacific Life. For further information about our corporate structure, please visit www.pacificlifere.com.

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